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                                                                   EXHIBIT 15.1


Coopers & Lybrand L.L.P. Awareness Letter


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:  Nabors Industries, Inc. and Subsidiaries
     Registration Statements on Form S-8 and Form S-3



We are aware that our report dated July 15, 1997 on our review of the interim condensed consolidated financial information of Nabors Industries, Inc. and Subsidiaries for the three-month and nine-month periods ended June 30, 1997 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 filed with the Securities and Exchange Commission on April 28, 1992, January 17, 1992, November 23, 1992, December 18, 1992, and November 23, 1992 and on Form S-3 filed with the Securities and Exchange Commission on April 15, 1997. Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meanings of
Section 7 and 11 of the Act.


COOPERS & LYBRAND L.L.P.



Houston, Texas
August 14, 1997